News Release

Tutor Perini Reports Third Quarter Results

•	Revenue of $1.3 billion, up 7% compared to Q3 2014
•	Backlog remains strong at $7.5 billion
•	Adjusted diluted earnings per share of $0.68 compared to diluted earnings per share of $0.73 in Q3 2014
•	Operating cash generation of $52.4 million compared to use of $82.0 million in Q3 2014

SYLMAR, California – (BUSINESS WIRE) – November 13, 2015 – Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil and building construction company, today reported results for the third quarter of 2015.

Third Quarter Results

Revenues increased 7% to $1,340.7 million for the three months ended September 30, 2015, compared to $1,250.7 million for the same period in 2014. Net income for the third quarter of 2015 was $19.7 million, or $0.40 per diluted share, compared to $35.7 million, or $0.73 per diluted share, a year earlier. In the third quarter of 2015, the Company recorded a non-cash, pre-tax charge of $23.9 million ($0.28 per diluted share) for an adverse appellate court decision filed on November 9, 2015, related to a long-standing litigation matter for which the Company assumed liability for a minority interest in a joint venture as part of an acquisition in 2011. Excluding the impact of this charge, net income for the third quarter of 2015 was $33.7 million, or $0.68 per diluted share. Net income and diluted earnings per share (EPS), excluding the litigation-related charge, are non-GAAP measures that are discussed below and reconciled to the most directly comparable GAAP measures in the financial tables attached hereto.

The revenue increase for the three months ended September 30, 2015, compared to the same period in 2014, was due primarily to increased activity on various building projects in California, a runway reconstruction project in New York and electrical projects at Hudson Yards in New York. The increase was partially offset by decreased activity on electrical projects at the World Trade Center and mechanical projects at the United Nations in New York, as well as various smaller electrical projects in the southern U.S.

The decrease in net income for the third quarter of 2015 compared to the third quarter of 2014 was principally the result of the litigation-related charge. Excluding the charge, adjusted net income declined modestly. Improved performance on numerous projects, including the New York runway reconstruction project, was offset by unfavorable adjustments related to a number of electrical projects in New York and decreased contributions from certain higher-margin civil projects. In addition, the third quarter results of the prior year included a favorable adjustment for the estimated recovery on a large hospitality and gaming building project in Nevada.

As a result of improved working capital management, the Company generated $52.4 million of cash from operating activities for the three months ended September 30, 2015, compared to the use of $82.0 million for the corresponding period in 2014.

The backlog of uncompleted construction work at September 30, 2015 was $7.5 billion compared to $7.7 billion at June 30, 2015. New awards and adjustments to contracts in process totaled approximately $1.1 billion in the third quarter of 2015. Significant additions to backlog in the third quarter included $346 million of additional funding for a technology research and development facility project in California, bringing the total value of that project to approximately $800 million, an electrical subcontract for an office building at Hudson Yards in New York valued at $72 million, $69 million of additional funding for a multi-unit residential project in Florida and a highway project in Maryland valued at $60 million.

“We are certainly disappointed with the outcome of the legacy litigation matter. However, there is still considerable positive news to report. Our Civil segment experienced another significant quarter of strong growth and profitability led by major work on the JFK runway project, which we completed months ahead of schedule, as well as continued progress on the CM006 and CS179 mass-transit projects for the Metropolitan Transportation Authority in New York,” remarked Ronald Tutor, Chairman and Chief Executive Officer. “Our building segment also delivered another quarter of double-digit revenue growth due to a much improved marketplace that continues to grow, particularly in California and New York. In addition, we are reporting improved operating cash generation in the third quarter, yielding positive operating cash flow for the quarter and year-to-date.”

Outlook and Guidance

Tutor remarked, “The outlook remains favorable for strong fourth quarter performance and continued growth and profitability into 2016. In addition to our healthy volume of backlog and significant pending awards, the amount of prospective work to be bid and awarded over the next 12 to 18 months continues to increase, particularly across our Civil business. These factors collectively support our ongoing confidence for longer-term growth and profitability.”

The Company’s revenue guidance for 2015 remains unchanged, with revenue expected in the range of $5.0 billion to $5.5 billion. The Company is re-evaluating its prior 2015 diluted EPS guidance in light of the litigation-related charge, the year-to-date results and the outlook for the remainder of the year, and will provide an update in the near future.

Non-GAAP Measures

To supplement our consolidated financial statements presented based on accounting principles generally accepted in the United States (“GAAP”), we sometimes use non-GAAP measures of income from construction operations, net income, diluted EPS and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. We are providing these non-GAAP measures to disclose additional information to facilitate the comparison of past and present operations, as they are among the indicators that management uses as a basis for evaluating the Company’s financial performance, as well as for forecasting future periods. As such, management believes that these non-GAAP measures can be useful in measuring operating performance and should be considered by investors, potential investors and others. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP, and they should be considered in addition to, and not in lieu of, our GAAP results. The non-GAAP measures that we provide may not be comparable to other similarly titled measures of other companies. A table reconciling reported income from construction operations, net income and diluted EPS under GAAP to adjusted income from construction operations, net income and diluted EPS for the three and nine months ended September 30, 2015, is attached. The adjustments to GAAP reflect the impact of the litigation-related charge discussed above.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to win new contracts and convert backlog into revenue; the Company's ability to successfully and timely complete construction projects; the Company’s ability to realize the anticipated economic and business benefits of its acquisitions and its strategy to assemble and operate a Specialty Contractors business segment; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings and the timing of related collections; the potential delay, suspension, termination or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; the impact of inclement weather conditions on projects; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 26, 2015. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Consolidated Condensed Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$1,340,739	$1,250,689	$3,719,642	$3,290,432

Cost of operations	1,240,538	1,109,848	3,430,062	2,914,713

Gross profit	100,201	140,841	289,580	375,719

General and administrative expenses	61,227	70,487	199,641	198,425

INCOME FROM CONSTRUCTION OPERATIONS	38,974	70,354	89,939	177,294

Other income (expense), net	5,916	(441)	5,261	(10,788)
Interest expense	(10,935)	(11,297)	(33,048)	(32,985)

Income before income taxes	33,955	58,616	62,152	133,521

Provision for income taxes	(14,278)	(22,886)	(25,572)	(53,307)

NET INCOME	$19,677	$35,730	$36,580	$80,214

BASIC EARNINGS PER COMMON SHARE	$0.40	$0.74	$0.75	$1.65

DILUTED EARNINGS PER COMMON SHARE	$0.40	$0.73	$0.74	$1.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,070	48,588	48,951	48,525
Effect of dilutive stock options and restricted stock units	705	487	767	495
DILUTED	49,775	49,075	49,718	49,020

Tutor Perini Corporation
Reconciliation of Non-GAAP Measures (Unaudited)
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
(in thousands, except for per share data)	2015	2015
Net income, as reported	$19,677	$36,580
Litigation-related charge (a)	14,032	14,032
Adjusted net income	$33,709	$50,612

Diluted earnings per common share, as reported	$0.40	$0.74
Litigation-related charge (a)	0.28	0.28
Adjusted diluted earnings per common share	$0.68	$1.02

	Reportable Segments
			Specialty			Consolidated
(in thousands)	Civil	Building	Contractors	Totals	Corporate	Total
Three Months Ended September 30, 2015
Income from construction operations, as reported	$43,183	$6,763	$4,741	$54,687	$(15,713)	$38,974
Litigation-related charge (a)	23,860	—	—	23,860	—	23,860
Adjusted income from construction operations	$67,043	$6,763	$4,741	$78,547	$(15,713)	$62,834

	Reportable Segments
			Specialty			Consolidated
(in thousands)	Civil	Building	Contractors	Totals	Corporate	Total
Nine Months Ended September 30, 2015
Income from construction operations, as reported	$120,106	$(8,107)	$29,008	$141,007	$(51,068)	$89,939
Litigation-related charge (a)	23,860	—	—	23,860	—	23,860
Adjusted income from construction operations	$143,966	$(8,107)	$29,008	$164,867	$(51,068)	$113,799

(a)

The Company recorded a non-cash, pre-tax charge of $23.9 million ($14.0 million after tax) for an adverse legal decision related to a long-standing litigation matter, for which the Company assumed liability for a minority interest in a joint venture as part of an acquisition in 2011.

Tutor Perini Corporation
Segment Information
(in thousands)

	Reportable Segments
			Specialty				Consolidated
	Civil	Building	Contractors	Totals	Corporate		Total
Three Months Ended September 30, 2015
Total revenues	$604,317	$506,259	$325,365	$1,435,941	$—		$1,435,941
Elimination of intersegment revenues	(64,067)	(31,135)	—	(95,202)	—		(95,202)
Revenues from external customers	$540,250	$475,124	$325,365	$1,340,739	$—		$1,340,739
Income from construction operations	$43,183	$6,763	$4,741	$54,687	$(15,713)	(a)	$38,974

Three Months Ended September 30, 2014
Total revenues	$496,142	$420,404	$355,932	$1,272,478	$—		$1,272,478
Elimination of intersegment revenues	(13,472)	(8,317)	—	(21,789)	—		(21,789)
Revenues from external customers	$482,670	$412,087	$355,932	$1,250,689	$—		$1,250,689
Income from construction operations	$53,684	$19,159	$10,876	$83,719	$(13,365)	(a)	$70,354

	Reportable Segments
			Specialty				Consolidated
	Civil	Building	Contractors	Totals	Corporate		Total
Nine Months Ended September 30, 2015
Total revenues	$1,570,553	$1,394,568	$945,181	$3,910,302	$—		$3,910,302
Elimination of intersegment revenues	(121,449)	(69,211)	—	(190,660)	—		(190,660)
Revenues from external customers	$1,449,104	$1,325,357	$945,181	$3,719,642	$—		$3,719,642
Income from construction operations	$120,106	$(8,107)	$29,008	$141,007	$(51,068)	(a)	$89,939

Nine Months Ended September 30, 2014
Total revenues	$1,270,657	$1,122,072	$970,036	$3,362,765	$—		$3,362,765
Elimination of intersegment revenues	(32,292)	(40,041)	—	(72,333)	—		(72,333)
Revenues from external customers	$1,238,365	$1,082,031	$970,036	$3,290,432	$—		$3,290,432
Income from construction operations	$156,031	$28,656	$31,326	$216,013	$(38,719)	(a)	$177,294

(a) Consists primarily of corporate general and administrative expenses.

Tutor Perini Corporation
Consolidated Condensed Balance Sheets
(in thousands, except par value)

	September 30, 2015
	(Unaudited)	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$96,894	$135,583
Restricted cash	38,572	44,370
Accounts receivable, including retainage	1,550,865	1,479,504
Costs and estimated earnings in excess of billings	883,809	726,402
Deferred income taxes	18,873	17,962
Other current assets	86,734	68,735
Total current assets	2,675,747	2,472,556

Property and equipment, net	531,438	527,602

Goodwill	585,006	585,006
Intangible assets, net	97,425	100,254
Other	80,639	87,897
Total assets	$3,970,255	$3,773,315

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$85,897	$81,292
Accounts payable, including retainage	985,217	798,174
Billings in excess of costs and estimated earnings	286,565	319,296
Accrued expenses and other current liabilities	185,764	159,814
Total current liabilities	1,543,443	1,358,576

Long-term debt, less current maturities	746,283	784,067
Deferred income taxes	149,021	150,371
Other long-term liabilities	114,902	114,796
Total liabilities	2,553,649	2,407,810

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Preferred stock, $1 par value:
Authorized – 1,000,000 shares
Issued and outstanding – none	—	—
Common stock, $1 par value:
Authorized – 75,000,000 shares
Issued and outstanding – 49,072,710 shares and 48,671,492 shares	49,073	48,671
Additional paid-in capital	1,043,103	1,025,941
Retained earnings	369,091	332,511
Accumulated other comprehensive loss	(44,661)	(41,618)
Total stockholders' equity	1,416,606	1,365,505

Total liabilities and stockholders' equity	$3,970,255	$3,773,315

Tutor Perini Corporation
Consolidated Condensed Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash Flows from Operating Activities:
Net income	$36,580	$80,214
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	32,528	42,165
Stock-based compensation expense	17,064	14,376
Excess income tax benefit from stock-based compensation	(186)	(656)
Deferred income taxes	6,366	15,988
Loss on sale of investments	—	1,786
(Gain) loss on sale of property and equipment	(821)	926
Other long-term liabilities	(1,379)	1,256
Other non-cash items	(5,692)	1,324
Changes in other components of working capital	(63,786)	(300,804)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	20,674	(143,425)

Cash Flows from Investing Activities:
Acquisition of property and equipment excluding financed purchases	(33,365)	(37,778)
Proceeds from sale of property and equipment	2,220	5,153
Proceeds from sale of available-for-sale securities	—	44,497
Change in restricted cash	5,798	(4,394)
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(25,347)	7,478

Cash Flows from Financing Activities:
Proceeds from debt	672,719	993,010
Repayment of debt	(706,113)	(808,611)
Business acquisition-related payments	—	(26,430)
Excess income tax benefit from stock-based compensation	186	656
Issuance of common stock and effect of cashless exercise	(808)	(1,692)
Debt issuance costs	—	(3,681)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(34,016)	153,252

Net (Decrease) Increase in Cash and Cash Equivalents	(38,689)	17,305
Cash and Cash Equivalents at Beginning of Year	135,583	119,923
Cash and Cash Equivalents at End of Period	$96,894	$137,228

Supplemental Disclosure of Cash Paid For:
Interest	$28,706	$27,447
Income taxes	$21,565	$47,736
Supplemental Disclosure of Non-cash Transactions:
Property and equipment acquired through financing arrangements not included above	$—	$27,045

Tutor Perini Corporation
Backlog Information
(in millions)

			Revenues
			Recognized in the
	Backlog at	New Business	Three Months Ended	Backlog at
	June 30, 2015	Awarded (a)	September 30, 2015	September 30, 2015

Civil	$3,128.6	$222.2	$(540.2)	$2,810.6
Building	2,483.2	672.3	(475.1)	2,680.4
Specialty Contractors	2,137.7	235.7	(325.4)	2,048.0
Total	$7,749.5	$1,130.2	$(1,340.7)	$7,539.0

			Revenues
			Recognized in the
	Backlog at	New Business	Nine Months Ended	Backlog at
	December 31, 2014	Awarded (a)	September 30, 2015	September 30, 2015

Civil	$3,563.2	$696.5	$(1,449.1)	$2,810.6
Building	2,187.8	1,818.0	(1,325.4)	2,680.4
Specialty Contractors	2,080.7	912.4	(945.1)	2,048.0
Total	$7,831.7	$3,426.9	$(3,719.6)	$7,539.0

(a) New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.